EMPLOYMENT AGREEMENT


     THIS AGREEMENT between COMMERCIAL BANK OF FLORIDA, a Florida banking corporation, having its main office at 1550 S.W. 57th Avenue, Miami, Florida (the "Bank") and BRUCE STEINBERGER (the "Employee"), is entered into as of this 18th day of December, 1998.

                        R E C I T A L S

     WHEREAS, in order to continue to expand and prosper as a significant member of the financial, business and civic community of South Florida, the Bank needs to retain capable, experienced senior executive personnel;

     WHEREAS, the Employee has been and continues to be a valued senior executive of the Bank, and is now serving the Bank as its Executive Vice President; and

     WHEREAS, it is the consensus of the Board of Directors that the experience of the Employee, his knowledge of the affairs of the Bank and his reputation and contacts in the industry are so valuable that assurance of his continued services are essential for the future growth and profit of the Bank; and

     WHEREAS, it is the desire of the Bank to retain the services of the Employee and provide for the security of the Employee in order to allow the Employee's attentions to be devoted to the Bank's best interests; and

     WHEREAS, the Bank and the Employee desire to enter into this Agreement for the purpose of setting forth the terms and conditions under which the Bank desires to retain the services of the Employee as Executive Vice President and the Employee desires to continue in such capacity with the Bank; and

     WHEREAS, this Agreement is intended to supersede and replace the prior Employment Agreement between the Bank and the Employee dated March 5, 1997.

                              TERMS

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. EMPLOYMENT. The Bank hereby agrees to continue to employ the Employee, and the Employee hereby agrees to continue to serve the Bank, on the terms and conditions set forth herein.

     2. TERMS. The term of this Agreement shall commence on December 18, 1998 ("Commencement Date"), and shall terminate on December 17, 1999 ("Scheduled Termination Date"), unless sooner terminated or further extended as hereinafter provided. On the Scheduled Termination Date, and annually thereafter on each December 18th, the term of the Employee's employment shall be automatically extended for one (1) additional year unless either party shall deliver to the other, not later than November 15th of each year, written notice of its intent not to extend this Agreement or this Agreement is otherwise terminated pursuant to Sections 10 or 11 hereunder. In no event, however, shall the term of the Employee's Agreement extend beyond the end of the calendar month in which the Employee's sixty-fifth (65th) birthday occurs.


     3.   POSITION.  The Employee shall serve as Executive Vice
President of the Bank and shall have such responsibilities, duties and authority as may from time to time be assigned to the Employee by the Board of Directors of the Bank.

     4. PLACE OF PERFORMANCE. In connection with the Employee's employment by the Bank, the Employee shall be based at the principal executive offices of the Bank in Miami-Dade County, Florida, subject to required travel relating to the Bank's business activities.

     5. FULL TIME LOYALTY. The Employee shall devote his entire time, attention and energies to the business and affairs of the Bank, and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, which might tend to interfere with his duties and responsibilities as an Employee of the Bank.

     6.   COMPETITIVE ACTIVITIES.

          (a) Competitive Services. Employee agrees that during the term of his employment hereunder, except (i) with the express consent of the Bank's Board of Directors or (ii) in the event of a change in control of the Bank, he will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Bank; provided, however, that Employee shall not thereby be precluded or prohibited from owning passive investments, including investment in the securities of other financial institutions, so long as such ownership does not require him to devote any time to management or control of the business or activities in which he has invested.

          (b) Confidential Information. Employee agrees and acknowledges that by virtue of his employment hereunder, he will maintain an intimate knowledge of the activities and affairs of the Bank, including trade secrets and other confidential matters. Employee shall not at any time, whether during the term of this Agreement or at any time thereafter, divulge any matter pertaining to the activities and affairs of the Bank, including without limitation, trade secrets and other confidential matters except as may be required by law.

          (c) Injunctive Relief. Employee agrees that breach of the covenant contained in subsections 6(a) - 6(b) above by Employee shall constitute irreparable harm to the Bank for which Bank does not have an adequate remedy at law, and that Bank is therefor entitled to immediate injunctive or other equitable relief to restrain Employee from violating the provisions of this Agreement. The right to such injunctive and equitable relief shall survive the termination for Cause (as hereinafter defined) of Employee by the Bank or the voluntary termination of this Agreement by Employee.

     7.   COMPENSATION.

          (a) Base Salary. The Bank shall pay to the Employee an annual "Base Salary" at a rate determined by the Board of Directors of the Bank. Such Base Salary may be paid by the Bank in monthly or semi-monthly installments in arrears as shall be the practice of the Bank. The Base Salary may be modified from time to time in accordance with normal business practices of the Bank.

          (b) Cash Incentive Compensation. The Employee may be eligible for a bonus or any additional compensation as determined by the Board of Directors of the Bank or an authorized committee thereof, which compensation may be determined upon such measures of performance as shall be in the sole discretion of the Board of Directors or an authorized committee thereof.

          (c) Other Compensation. Payment of the Base Salary (as set forth in subsection 7(a) hereof) shall not in any way limit or reduce any other obligation of the Bank hereunder, and no other compensation, benefit, or payment hereunder shall in any way limit or reduce the obligation of the Bank to pay the Employee's Base Salary hereunder.

     8. EXPENSES. During the term of the Employee's employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services hereunder, including all expenses of travel and living expenses while away on business at the request of and in the service of the Bank, provided that such expenses are incurred and accounted for in accordance with the policies and procedures of the Bank then in effect, as modified from time to time.

     9.   BENEFITS.

          (a) Vacations. The Employee shall be entitled each year to three (3) weeks paid vacation, and normally accepted Bank holidays.

          (b) Group Medical Coverage. The Bank shall provide group medical insurance coverage to the Employee and his family under a plan for Employee of the Bank, and such plan shall include reasonable coverage for medical, hospital, surgical and major medical expenses.

          (c) Other Benefits. The Employee shall have the right to participate in any pension and retirement plans and arrangements, supplemental pension and retirement plans and arrangements, life insurance and health-and-accident plans and arrangements, medical insurance plans, disability plans, survivor income plans, relocation plans and vacation plans which are now or may in the future become available to employees of the Bank, subject to and on the basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Employee may, in the sole discretion of the Board of Directors, participate in any stock option plans, employee stock ownership plans or other similar plans and arrangements of the Bank on the basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid under any such plan or arrangement presently in effect or available in the future shall be deemed to be in lieu of the Employee's Base Salary and/or Cash Incentive Compensation, to be paid hereunder.

     10. PROPER TERMINATION. The Employee's employment hereunder may be properly terminated without any breach of this Agreement only under the following circumstances.

          (a) Death. This Agreement shall be terminated upon the Employee's death.

          (b) Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his full-time duties as described hereunder for the entire period of three (3) consecutive months, the Bank may terminate the Employee's employment hereunder. In the event the Employee shall receive any disability benefits, under any disability policy provided to the Employee by the Bank in accordance with any Bank policy then in effect, prior to the expiration of said three-month period, the amount of such disability payments shall be deducted from any amounts due to the Employee hereunder.

          (c)  Cause.

               i. Definition of "Cause." The Bank may terminate the Employee's employment hereunder for "Cause." "Cause" shall consist, by way of illustration and not limitation, of one or more of the following:

                    (1)  conviction of a felony;

                    (2)  drunkenness;

                    (3)  drug or substance abuse;

                    (4)  theft or embezzlement;

                    (5)  a willful commission by the Employee of
                         an act of dishonesty or fraud;

                    (6)  a breach of fiduciary duty involving
                         personal profit or intentional failure to perform his duties hereunder;

                    (7) or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); or

                    (8)  failure by the Employee to comply with
                         any material provision of this Agreement, which failure has not been cured within ten (10) days after notice of such non-compliance has been given by the Bank to the Employee.

               ii. Definition of "Willful." For purposes of this subsection, an act, or failure to act, on the Employee's part shall be considered "willful" if done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Bank.

               iii. Procedures to be Followed. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause without: (i) reasonable notice to the Employee setting forth the reasons for the Bank's intention to terminate for Cause;
(ii) an opportunity for the Employee to be heard before the Board of Directors of the Bank; and (iii) delivery to the Employee of a Notice of Termination as provided for in Section 12 hereof from the Board of Directors of the Bank finding that in the opinion of the Board of Directors of the Bank, the Employee was guilty of conduct set forth above in the preceding sentence, and specifying the particulars thereof in detail.

     11.  TERMINATION BY THE EMPLOYEE.

          (a) Good Reason. The Employee may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               i. a failure by the Bank to comply with any material provision of this Agreement, which failure has not been cured within thirty (30) days after notice of such non-compliance has been given by the Employee to the Bank;

               ii. an assignment to the Employee of any duties inconsistent with, or a significant reduction in the nature or scope of the Employee's authorities, duties or responsibilities from, those authorities, duties and responsibilities held by the Employee as of the date hereof and as increased from time to time;

               iii. a reduction in total remuneration of ten percent (10%) or more (by reduction of Base Salary, reduction of rate of Cash Incentive Compensation or reduction of fringe benefits, unless any such fringe benefits are withdrawn from all other executives as a class);

               iv. the performance of any other act by the Bank which is designed to prevent and does prevent the Employee from properly performing the authorities, duties and responsibilities of his employment hereunder; or

               v. the occurrence of a change in control of the Bank (as defined below).

          (b) Change in Control. For purposes of this Agreement, a "change in control of the Bank" shall be deemed to have occurred if such a change in control would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing 25% or more of the combined voting power of the Bank's then outstanding securities.

     12.  NOTICE OF TERMINATION AND EFFECTIVE DATE.

          Any proper termination of the Employee's employment by the Bank or by the Employee (other than termination pursuant to subsection 10(a) (Death) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the reason for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

     13.  COMPENSATION UPON TERMINATION; EFFECTIVE DATE.

          (a) Death of Employee. If the Employee's employment is terminated pursuant to Section 10(a) (Death), the Employee's employment shall be deemed terminated as of the date of his death and the Bank shall be obligated to pay to the Employee's estate all amounts payable under Sections 7(a)-(b), through and including the date of his death.

          (b) Disability. If the Employee's employment is properly terminated pursuant to Section 10(b) (Disability), the Employer's employment shall be deemed terminated as of the earlier of (1) the date on which payments commence pursuant to any disability policy provided by the Bank; or (2) the expiration of three (3) consecutive months of the Employee's incapacity due to physical or mental illness, as set forth in subsection 10(b) above (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such three
(3) month period). In such event, the Bank shall be obligated to pay to the Employee all amounts payable under Sections 7(a) - (b), through and including such date of termination.

          (c) Termination for Cause. If the Employee's employment is properly terminated pursuant to Section 10(c) (Cause), the Employee's employment shall be deemed terminated as of the date specified in the Notice of Termination and the Bank shall be obligated to pay to the Employee all amounts payable under Sections 7(a) - (b), through and including such date of termination.

          (d) Good Reason. If this Agreement is terminated by the Employee pursuant to Subsections 11(a)(i) through 11(a)(iv) hereof, the Employee's employment shall be deemed terminated as of the date on which a Notice of Termination is given, or the date specified therein, whichever shall be later, and the Bank shall pay, in cash, to the Employee, within twenty (20) days of the receipt of the Notice of Termination, an amount equal to all amounts payable to Employee under Sections 7(a) - (b) hereof through and including the Scheduled Termination Date of this Agreement, as extended, regardless of the early termination of the Employee. Such payment, when received, shall be in lieu of fringe benefits, including insurance and similar benefits, but shall not affect any rights which the Employee may have pursuant to any 401(k) plan or stock option plan.

          (e) Change in Control. If this Agreement is terminated by the Employee pursuant to Subsection 11(a)(v) above, the Employee's employment shall be deemed terminated as of the date on which a Notice of Termination is given, or the date specified therein, whichever shall be later, and the Bank shall pay, in cash, to the Employee, within twenty (20) days of receipt of the Notice of Termination, an amount equal to 200% of the Employee's Salary and Cash Incentive Compensation, such amounts to be determined by reference to the Employee's then current Salary and the aggregate Cash Incentive Compensation last paid to or earned by the Employee in the twelve months immediately preceding such termination. In addition, at the sole discretion of the Employee, the Company shall either:

                (i) continue to provide, for a period of 24 months immediately following termination, the benefits described in subsections 9(b) and 9(c) hereof; or

                   (ii)  pay to the Employee, in a lump sum
payment, an amount equal to 40% of the Employee's Salary and Cash Incentive Compensation, such amounts to be determined by reference to the Employee's then current Salary and aggregate Cash Incentive Compensation last paid to or earned by the Employee in the twelve months immediately preceding termination. Such payment shall be deemed to be a payment in lieu of the benefits described in (i) above.

          (f) Other. If the Employee's employment hereunder is terminated by the Employee other than pursuant to Subsections 11(a)(i) through 11(a)(vi) above, the Employee's employment shall be deemed terminated as of the date on which a Notice of Termination is given, or the date specified therein, whichever shall be later, and the Bank shall be obligated to pay to the Employee all amounts payable under Sections 7(a)-(b), through and including such date of termination. From and after such date of termination, the Employee shall not be entitled to any further compensation benefits, including insurance and similar benefits hereunder or otherwise.

          (g)  Gross-up Provisions.     In the event that the total
amount of payments made under this Agreement on account of termination under Subsection 11(a)(v) above or the total amount of payments made under any other agreement or arrangement between the Employee and the Company, whether written or oral, including any combination of payments made pursuant to different agreements, arrangements or plans equals or exceeds the aggregate present value of three times the "base amount," the Company shall indemnify the Employee for the amount of any surtax imposed pursuant to Section 280G and Section 4999 of the Internal Revenue Code of 1986 as amended along with an amount intended to reimburse the Employee for income tax imposed on such payment (together , the "Gross-up payment"). The Company intends, by the payment of such indemnification, to make the Employee whole and to put the Employee in the same position as if the payments provided for under Section 13(e) hereof, this Section 13(g) and otherwise, were made, and no additional surtaxes or other income taxes of any kind were required to be paid with respect to such payments. The total amount due to the Employee pursuant to this section shall be calculated using the following formula:

          G= (0.2P-0.2B)/(0.8-R)
          where :
               G is the Gross-up Payment
                    P is the amount of the Parachute Payment
               B is the Base Amount
               R is the aggregate applicable income tax rate

"Base amount" means the average annualized compensation income from the Company includible in the Employee's gross income for Federal income tax purposes over the five-year period preceding the year in which the Employee's employment is terminated. This paragraph, and the language therein, shall be interpreted consistently with Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

     14.  SUCCESSORS; BINDING AGREEMENT.

          (a) The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to obtain such agreement prior to a date which is thirty (30) days prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Bank in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason pursuant to any of Subsections 11(a)(i) through 11(a)(v), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Bank" shall mean the Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Subsection 14(a) or which otherwise become bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

     15. NOTICE. For the purpose of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by private or public courier or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Employee:      Bruce Steinberger
                                   _________________________
                                   _________________________

          If to the Bank:          Commercial Bank of Florida
                                   1550 S.W. 57th Avenue
                                   Miami, Florida 33144

     16. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and by such officer of the Bank as may be specifically designated by the Board of Directors of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida.

     17. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     19. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators, in Miami, Florida, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     20. LEGAL FEES AND COSTS. The prevailing party in any dispute or controversy arising under or in connection with this Agreement shall be entitled to recover from the other party all attorney's fees (including paralegal fees) and arbitration and/or court costs incurred by the prevailing party in connection with such dispute or controversy.

     21. SUCCESSION. This Agreement is intended to supersede, in their entirety, any and all employment agreements, and all amendments thereto, between the Employee and the Bank and between the Employee and the Bank.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Attest:                            BANK:

                                   COMMERCIAL BANK OF FLORIDA,
                                   a Florida banking corporation



By:                                By:
Name:                                Name:
                                     Title:

WITNESS:                           EMPLOYEE:


Name:                              BRUCE STEINBERGER


Name: